EXHIBIT NO. 10-Z

                               DUKE POWER COMPANY
                             EXECUTIVE SAVINGS PLAN


                                     PURPOSE

         The purpose of this Plan is to provide deferred compensation to a select group of management or highly compensated Employees. This Plan replaces the Supplementary Defined Contribution Plan, the Compensation Deferral Plan and the Incentive Deferral Plan, all of which were formerly maintained by the Company.


                                    ARTICLE I
                            TITLE AND EFFECTIVE DATE

         1.1 This Plan shall be known as the Duke Power Company Executive Savings Plan (hereinafter referred to as "Plan").

         1.2    The effective date of this Plan is January 1, 1997.


                                   ARTICLE II
                                   DEFINITIONS

         2.1 "Account" shall mean the record of deferrals and contributions and adjustments thereto maintained with respect to each Participant pursuant to
Article VI.

         2.2 "Base Pay" shall mean, for each Participant, the amount received during a Plan Year for services actually rendered in the course of employment with the Company to the extent that such amounts are includable in the Participant's gross income as wages required to be reported under Code Sections 6041, 6051 and 6052 (Box 1 of Form W-2), without regard to limits on wages under Code Section 3401, such as the exemption for agricultural labor. Base Pay shall include any amount which is contributed by the Company pursuant to a salary reduction agreement and which is not includable in the gross income of the Participant under Code Sections 125 or 401(k). Also, Base Pay shall not include expense reimbursements and allowances, cash or noncash fringe benefits, moving expenses, the receipt of compensation previously deferred, severance pay, pay for unused vacation, excellence awards, welfare benefits, or amounts received pursuant to Incentive Plans or other incentive pay.

         2.3 "Beneficiary" means the person or persons designated by a Participant, or by another person entitled to receive benefits hereunder, to receive benefits following the death of such person.

         2.4 "CDP" shall mean the Duke Power Company Compensation Deferral Plan, first effective as of July 1, 1983.


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         2.5 "CDP Subaccounts" shall mean the subaccounts established pursuant to Section 5.3 and maintained pursuant to Section 6.4.

         2.6 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         2.7 "Compensation Committee" shall mean the Compensation Committee of the Board of Directors of Duke Power Company.

         2.8 "Common Stock" shall mean shares of the common stock of Duke Power Company.

         2.9 "Company" shall mean Duke Power Company and its affiliates.

         2.10 "Company-matching Subaccount" shall mean the subaccount established and maintained pursuant to Section 6.3.

         2.11 "Duke Common Stock Fund" shall mean the RSP Investment Option that invests primarily in Common Stock.

         2.12 "Effective Date" shall mean January 1, 1997.

         2.13 "Eligible Earnings" shall have the same meaning as under the Retirement Savings Plan.

         2.14 "Election Date" shall mean a date that is at least 367 days prior to the last day of the performance period during which executive incentive compensation is earned pursuant to one of the Incentive Plans.

         2.15 "Employee" shall mean any individual who is in the regular, full-time employment of the Company as determined by the personnel rules and practices of the Company.

         2.16 "Fair Market Value" of Common Stock shall be the closing price on the composite tape of the New York Stock Exchange on the most recently completed trading day.

         2.17 "General Account" shall mean that portion of a Participant's Account that is not in a Subaccount.

         2.18 "IDP" shall mean the Duke Power Company Incentive Deferral Plan, first effective as of October 29, 1991.

         2.19 "IDP Subaccounts" shall mean the accounts established and maintained pursuant to Section 6.5.

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         2.20 "Incentive Plans" shall mean the executive incentive compensation plans designated on Schedule 2.20 or that were designated as "Incentive Plans" pursuant to the IDP.

         2.21 "Management Committee" shall mean the Management Committee of the Board of Directors of Duke Power Company.

         2.22 "Participant" shall mean any Employee for whom an account is maintained under the Plan.

         2.23 "Plan" shall mean the Duke Power Company Executive Savings Plan.

         2.24 "Plan Year" shall mean the calendar year.

         2.25 "RSP" shall mean the Duke Power Company Retirement Savings Plan.

         2.26 "RSP Investment Options" shall mean the various mutual funds and investment funds in which participants in the RSP can elect to have their RSP account balances invested.

         2.27 "Stock Purchase-Savings Program Committee" means the Stock Purchase-Savings Program Committee of Duke Power Company.

         2.28 "SDCP" shall mean the Supplementary Defined Contribution Plan for Employees of Duke Power Company and Subsidiaries, first adopted as of January 1, 1978.

         2.29 "Stock Unit" shall mean a unit of measure which is equal in Fair Market Value to one share of Common Stock. Stock Units will accrue amounts equal to the dividends paid on shares of Common Stock and such imputed dividends will be converted into additional Stock Units based upon Fair Market Value on the allocation date.

         2.30 "Subaccounts" shall mean the CDP Subaccounts, the Company-matching Subaccount, and the IDP Subaccounts.

         2.31 "Termination of Employment" shall mean the date of a Participant's severance from employment with the Company by reason of death, retirement, resignation, discharge or otherwise.

         2.32 "Valuation Date" shall mean, with respect to a Participant, the last business day of the month during which such Participant's Termination of Employment occurs.

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                                   ARTICLE III
                                   ELIGIBILITY

         3.1 Only those management or highly compensated Employees selected by the Management Committee shall be eligible to become Participants in the Plan, except that any Employee whose annualized rate of Base Pay is $125,000 or higher and who becomes entitled to a contribution under Section 4.3 shall become a Participant without action by the Management Committee, but only with respect to the benefit provided under Section 4.3. An Employee must be admitted to participation by the Management Committee in order to defer compensation under Sections 4.1 and 4.2.


                                   ARTICLE IV
                              PARTICIPANT DEFERRALS

         4.1 Salary Deferrals. Each eligible Participant may irrevocably elect to defer in accordance with the terms of this Plan, a percentage (such percentage to be a multiple of 1%) of such Participant's Base Pay for the Plan Year, not to exceed 25%. Such election must be made by the Participant before the beginning of such Plan Year. Base Pay deferred pursuant to this Section shall be credited to the Participant's Account on a monthly basis.

         4.2 Incentive Plan Deferrals. Each eligible Participant may irrevocably elect to defer, in accordance with the terms of this Plan a percentage (such percentage to be a multiple of 5%) of the amount payable with respect to a Plan Year to such Participant as an award under any of the incentive plans listed on
Schedule 4.2. Such election must be made by the Participant not later than the applicable Election Date with respect to the final Plan Year with respect to which the incentive awards under such incentive plans are awarded (or, for a newly eligible Employee, not later than 30 days after the Committee determines such Employee to be eligible). Such amounts will be credited to the Participant's Account as of the dates that awards under the Incentive Plans become payable.

         4.3 Retirement Savings Plan - Excess Deferrals and Matching Contribution. The Company maintains a Retirement Savings Plan pursuant to which Employees are permitted to elect to defer up to 6% of Eligible Earnings and pursuant to which the Company makes certain matching contributions, based on the Employee's deferral election. To the extent that (i) the application of Section 401(a)(17) of the Code, (ii) the application of Section 402(g) of the Code or
(iii) the application of Section 415 of the Code result in such Participant's actual deferral being less than 6% of Eligible Earnings, then the amount of such Participant's deferrals and corresponding Company-matching contributions that are not contributed to the RSP on account of such limitations shall be credited to the Participant's Account hereunder to the extent necessary to bring deferrals under this Section and under the RSP up to a total of 6%. To the extent that a Participant elects to defer an amount of Base Pay under Section
4.1 and/or an amount of short-term incentive pay under Section 4.2, the Company shall credit to the Participant's Account a matching contribution under this Plan equal in amount to 4.5% of such deferrals.

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         4.4 Crescent Resources, Inc. Certain officers of Crescent Resources,
Inc. who on January 1, 1983, first participated in a certain incentive compensation arrangement implemented by Crescent Resources, Inc. on January 1, 1983, and any officer who first participated in such arrangement by employment agreement signed on December 3, 1987, shall be eligible to elect to defer up to 6% of such incentive compensation and the Company shall credit their Account under this Plan with such amounts and with a matching contribution equal to 4.5% of the incentive compensation .

         4.5 Elections. An election to defer Base Pay or incentive pay will remain in effect until revoked, except that no revocation will be effective unless it is made prior to the beginning of the plan year to which it relates, or in the case of incentive pay, prior to the applicable Election Date.


                                    ARTICLE V
                         COORDINATION WITH FORMER PLANS

         5.1 Supplementary Defined Contribution Plan. As of the Effective Date of the Plan, the Participant's Account shall be credited with Stock Units, if any, equal to the number of "SDCP Units" in such Participant's Account in the Company's SDCP as of December 31, 1996.

         5.2 Incentive Deferral Plan. As of the Effective Date of this Plan, the Participant's Account shall be credited with Stock Units, if any, equal to the number of "Phantom Shares" in such Participant's Account under the IDP as of December 31, 1996.

         5.3 Compensation Deferral Plan. As of the Effective Date of this Plan, the Participant's Account shall be credited with the amount, if any, that the Participant has deferred into the CDP, plus interest compounded at the Benefit Rate applicable to such deferred amounts through December 31, 1996. Pursuant to the terms of the CDP, accounts maintained under the CDP have been credited with interest at one of two fixed rates, depending on the periods during which deferrals were credited to such accounts. With respect to each Participant, the amounts credited to such Participant's Account pursuant to this Section 5.3 will be maintained in one or two separate subaccounts, (the "CDP Subaccounts") and amounts therein will continue to be credited with interest at the rate formerly applicable to such accounts under the CDP.


                                   ARTICLE VI
                                    ACCOUNTS

         6.1 Maintenance of Participant Accounts. An Account shall be established and maintained with respect to each Participant. Each Account shall reflect the amounts or Stock Units credited thereto pursuant to Article IV and V, plus or minus adjustments, made in accordance with the provisions of this
Article VI.

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         6.2 "Investment Options" Generally.

                    (a) Pursuant to the terms of the RSP, employees who are participants in the RSP must direct their account balances thereunder into one or more of the RSP Investment Options available to them pursuant to the RSP. Each Participant hereunder shall from time to time specify one or more of the RSP Investment Options (or such other investment options that may be made available from time to time) and direct that specified portions of his or her Account (but not the Subaccounts maintained pursuant to Sections 6.4 and 6.5) hereunder be automatically adjusted (on a monthly basis), upward or downward, in proportion to the total percentage return experienced on funds invested in such investment options. Investments linked to the performance of Common Stock shall be credited in the form of Stock Units.

                    (b) Notwithstanding the foregoing, as of the Effective Date the Company will be in the process of reviewing the current RSP Investment Options and deciding on changes to such options. Until the Company notifies Participants that it has completed the process of changing the RSP Investment Options, then the Participant shall direct that specified portions of his or her General Account hereunder shall either (i) be credited as Stock Units which are automatically adjusted (on a monthly basis), upward or downward, in proportion to the total return (including dividends) experienced by a holder of shares of Common Stock, or (ii) be credited (on a monthly basis) with simple interest at a rate determined by using the average yield on 30-year Treasury Bonds as published in the Federal Reserve Statistical Release
         H. 15 for the third full business week of the month prior to the beginning of the quarter for which the monthly accrual is being applied.

         6.3 Company-matching Contributions Subaccount. Amounts contributed to a Participant's Account as a Company-matching contribution, pursuant to Sections
4.3 or 4.4, and amounts credited to a Participant's Account as of the Effective Date pursuant to Section 5.1 (the Participant's account under the SDCP) that are in the SDCP as a result of Company-matching contributions, shall be held in a subaccount within such Participant's Account (the "Company-matching Subaccount"). The amounts in the Company-matching Subaccount shall be credited as Stock Units. At any time after the date on which Company-matching contributions were credited to the Participant's Account hereunder such amounts may, at the election of the Participant, be transferred out of Stock Units and transferred to an investment linked to the performance of other funds that may be made available from time to time.

         6.4 CDP Subaccounts. The amounts credited to a Participant's Account pursuant to Section 5.3 will be maintained in separate subaccounts hereunder (the "CDP Subaccounts"), and will continue to be credited with interest at the rate(s) formerly applicable to such accounts under the CDP. At any time the Participant may elect to transfer any amount from such CDP Subaccount(s) and into the Participant's General Account, but no amount so removed from the CDP Subaccount(s) may be transferred back to such CDP Subaccounts.

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         6.5 Certain IDP Subaccounts. Pursuant to the terms of the IDP and elections made thereunder, or under the terms of the Incentive Plans, Participants are currently entitled to receive payment of certain deferred amounts at certain times. Amounts that, pursuant to elections made pursuant to the IDP, are to be paid to a Participant upon his or her Termination of Employment, or thereafter, shall be held in the Participant's General Account pursuant to Section 6.2 and paid to the Participant pursuant to the payment option specified in accordance with Section 7.2. Amounts that are to be paid to a Participant on a date certain shall be held in subaccounts hereunder (the "IDP Subaccounts"), and the amounts in these IDP Subaccounts shall be automatically adjusted (on a monthly basis), upward or downward, in proportion to the total percentage return (including dividends) experienced by a holder of shares of Common Stock, and shall be paid to the Participant on such date certain. Notwithstanding the foregoing, if the date certain applicable to a deferred amount is on or after January 1, 1998, then the Participant may, pursuant to an election filed before the Effective Date, elect to have any such deferred amount deferred until such Participant's Termination of Employment, in which case such deferred amount will be held in the Participant's General Account and paid pursuant to the payment option specified in accordance with Section 7.2.

         6.6 Monthly Transfer Election. A Participant may elect to transfer amounts out of Subaccounts (pursuant to Sections 6.3, 6.4 and 6.5) or to make changes to his or her designation of investment options pursuant to Section 6.2, only on a monthly basis. Each such election to transfer or change shall be effective as of the end of the last day of the month during which the Participant gives the Duke Power Company notice of such election in accordance with procedures established by the Compensation Committee from time to time. Participants or Beneficiaries who are receiving installment payments may elect to transfer monies between funds on a monthly basis. All transfers must be in increments of 1%.

         6.7 Calculation of Total Return. The Fair Market Value of Common Stock shall be used for purposes of calculating the total return on Stock Units during any period.


                                   ARTICLE VII
                                    BENEFITS

         7.1 Termination of Employment. Upon the Participant's Termination of Employment, for any reason, the amount in the Participant's Account will be paid to the Participant (or to the Beneficiary designated pursuant to Section 8.1) in accordance with the terms of the payment option elected by the Participant, except that a Participant who has a Termination of Employment for any reason except death, layoff or disability prior to becoming eligible for early retirement under the defined benefit pension plan in which he or she participates and who has elected term payments of 10 years or 15 years, shall be paid instead over a 3-year period.

         7.2 Election of Payment Option. Each Participant shall, before the Effective Date (or, with respect to Employees who become Participants after the Effective Date, before becoming a

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Participant), elect from among the payment options specified in Section 7.3, the manner in which such Participant's Account will be paid following Termination of Employment. The Stock Purchase-Savings Program Committee, in its sole discretion, may change or modify the payment option in any case where a Participant has a Termination of Employment within 367 days following his or her election under this Section 7.2.

         7.3 Payment Options. The payment options are:

                    (a) LUMP SUM. Payment of the full amount of the Participant's Account on the last business day of the month following the month in which Termination of Employment occurs.

                    (b) TERM PAYMENTS. Payments over a term of years, which shall be either 3 years, 10 years or 15 years, as follows: The Company will determine the amount of the Participant's Account on the Valuation Date, and as of the last business day of each month thereafter. The Participant will receive on the last business day of each month during the term, beginning with the last day of the month following the Valuation Date, an amount determined pursuant to the following formula:

                    amount =         V  / N

                    where

                    N represents the number of months remaining in the term (including the month for which the payment is being calculated) and

                    V represents the amount of the Participant's Account as of the last day of the preceding month.

         Any balance in the Participant's Account shall be paid to the Participant on the last day of the last month of the term.

         7.4 Payments After Death. If a Participant (or a Beneficiary previously designated by a deceased Participant) dies before receiving all amounts payable hereunder, then the remaining amounts payable will be paid to the specified Beneficiary of such deceased person; provided, however, that (i) if such deceased person has failed to specify a surviving Beneficiary then the person's estate will be considered to be the Beneficiary, and (ii) if a person receiving payments over a term of years dies and an estate is such person's Beneficiary, then such term payments will cease and the amount in the Account will be paid to such estate in lump sum.

         7.5 Form of Payment. All amounts due under the Plan shall be paid in cash.


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                                  ARTICLE VIII
                                   BENEFICIARY

         8.1 Designation of Beneficiary. A Participant shall designate a Beneficiary to receive benefits under the Plan by submitting to the Stock Purchase-Savings Program Committee a Designation of Beneficiary in the form provided by the Stock Purchase-Savings Program Committee. If more than one Beneficiary is named, the share and precedence of each Beneficiary shall be indicated. A Participant shall have the right to change the Beneficiary by submitting to the Stock Purchase-Savings Program Committee a Change of Beneficiary in the form provided, but no change of Beneficiary shall be effective until acknowledged in writing by the Duke Power Company.

         8.2 Designation by Beneficiary. A Beneficiary who has become entitled to receive benefits shall designate a Beneficiary.


         8.3 Discharge of Obligations. Any payment made by the Company, in good faith and in accordance with this Plan, shall fully discharge the Company from all further obligations with respect to that payment. If the Company has any doubt as to the proper Beneficiary to receive payments hereunder, the Company shall have the right to withhold such payments until the matter is finally adjudicated.

         8.4 Payment to Minors, Etc. In making any payment to or for the benefit of any minor or an incompetent Beneficiary, the Stock Purchase-Savings Program Committee, in its sole and absolute discretion, may make a distribution to a legal or natural guardian or other relative of a minor or court-appointed committee of such incompetent. It may also make a payment to any adult with whom the minor or incompetent temporarily or permanently resides. The receipt by a guardian, committee, relative or other person shall be a complete discharge to the Company. Neither the Stock Purchase-Savings Program Committee nor the Company shall have any responsibility to see to the proper application of any payments so made.


                                   ARTICLE IX
                         NATURE OF COMPANY'S OBLIGATION

         9.1 Unsecured Promise. The Company's obligation to the Participant under this Plan shall be an unfunded and unsecured promise to pay. The rights of a Participant or Beneficiary under this Plan shall be solely those of an unsecured general creditor of the Company. The Company shall not be obligated under any circumstances to set aside or hold assets to fund its financial obligations under this Plan.

         9.2 No Right to Specific Assets. Any assets which the Company may set aside, acquire or hold to help cover its financial liabilities under this Plan are and remain general assets of the Company subject to the claims of its creditors. The Company does not give, and the Plan does not give, any

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beneficial ownership interest in any assets of the Company to a Participant or
Beneficiary. All rights of ownership in any assets are and remain in the Company. Any general asset used or acquired by the Company in connection with the liabilities it has assumed under this Plan shall not be deemed to be held under any trust for the benefit of the Participant or any Beneficiary, and no general asset shall be considered security for the performance of the obligations of the Company. Any asset shall remain a general, unpledged, and unrestricted asset of the Company.

         9.3 Plan Provisions. The Company's liability for payment of benefits shall be determined only under the provisions of this Plan, as it may be amended from time to time.


                                    ARTICLE X
                     TERMINATION, AMENDMENT, MODIFICATION OR
                             SUPPLEMENTATION OF PLAN

         10.1 Right to Terminate. The Compensation Committee retains the sole and unilateral right to terminate, amend, modify or supplement this Plan, in whole or in part, at any time. No such action shall adversely affect a Participant's right to receive amounts then in a Participant's account.


                                   ARTICLE XI
                     RESTRICTIONS ON ALIENATION OF BENEFITS

         11.1 No Assignment. No right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge. Any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge these benefits shall be void. No right or benefit under this Plan shall in any manner be liable for or subject to the debts, contracts, liabilities, or torts of the person entitled to the benefit. If any Participant or Beneficiary under the Plan should become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber or charge any right to a benefit hereunder, then the right or benefit, in the discretion of the Stock Purchase-Savings Program Committee, shall cease. In these circumstances, the Stock Purchase-Savings Program Committee may hold or apply the benefit payment or payments, or any part of it, for the benefit of the Participant or his Beneficiary, the Participant's spouse, children, or other dependents, or any of them, in any manner and in any portion that the Stock Purchase-Savings Program Committee may deem proper.


                                   ARTICLE XII
                                 ADMINISTRATION

         12.1 The Company is the plan sponsor under section 3(16)(B) of ERISA.

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         12.2 The Stock Purchase-Savings Program Committee is the named fiduciary of the Plan and as such shall have the authority to control and manage the operation and administration of such the Plan except as otherwise expressly provided in this plan document. The named fiduciary may designate persons other than the named fiduciary to carry out fiduciary responsibilities under the Plan. Any such allocation or designation must be in writing and must be accepted in writing by any such other person.

         12.3 The Stock Purchase-Savings Program Committee is the administrator of the Plan within the meaning section 3(16)(A) of ERISA. As administrator, the Stock Purchase-Savings Program Committee has the authority (without limitation as to other authority) to delegate its duties to agents and to make rules and regulations that it believes are necessary or appropriate to carry out the Plan. The Stock Purchase-Savings Program Committee has the discretion as a Plan fiduciary (i) to interpret and construe the terms and provisions of the Plan (including any rules or regulations adopted under the Plan), (ii) to determine questions of eligibility to participate in the Plan and (iii) to make factual determinations in connection with any of the foregoing. A decision of the Stock Purchase-Savings Program Committee with respect to any matter pertaining to the Plan including without limitation the Employees determined to be Participants, the benefits payable, and the construction or interpretation of any provision thereof, shall be conclusive and binding upon all interested persons. No Stock Purchase-Savings Program Committee member shall participate in any decision of the Stock Purchase-Savings Program Committee that would directly and specifically affect the timing or amount of his benefits under the Plan, except to the extent that such decision applies to all Participants under the Plan.


                                  ARTICLE XIII
                                CLAIMS PROCEDURE

         13.1 Claim. A person with an interest in the Plan shall have the right to file a claim for benefits under the Plan and to appeal any denial of a claim for benefits. Any request for a Plan benefit or to clarify the claimant's rights to future benefits under the terms of the Plan shall be considered to be a claim.

         13.2 Written Claim. A claim for benefits will be considered as having been made when submitted in writing by the claimant to the Stock Purchase-Savings Program Committee. No particular form is required for the claim, but the written claim must identify the name of the claimant and describe generally the benefit to which the claimant believes he is entitled. The claim may be delivered personally during normal business hours or mailed to the Committee.

         13.3 Committee Determination. The Stock Purchase-Savings Program Committee will determine whether, or to what extent, the claim may be allowed or denied under the terms of the Plan. If the claim is wholly or partially denied, the claimant shall be so informed by written notice within 90 days after the day the claim is submitted unless special circumstances require an extension of time for

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processing the claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 90-day period. Such extension may not exceed an additional 90 days from the end of the initial 90-day period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan expects to render the final decision. If notice of denial of a claim (in whole or in part) is not furnished within the initial 90-day period after the claim is submitted (or, if applicable, the extended 90-day period), the claimant shall consider that his claim has been denied just as if he had received actual notice of denial.

         13.4 Notice of Determination. The notice informing the claimant that his claim has been wholly or partially denied shall be written in a manner calculated to be understood by the claimant and shall include:

         (1)    The specific reason(s) for the denial.

         (2) Specific reference to pertinent Plan provisions on which the denial is based.

         (3) A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary.

         (4) Appropriate information as to the steps to be taken if the Participant or Beneficiary wishes to submit his claim for review.

         13.5 Appeal. If the claim is wholly or partially denied, the claimant (or his authorized representative) may file an appeal of the denied claim with the Stock Purchase-Savings Program Committee requesting that the claim be reviewed. The Stock Purchase-Savings Program Committee shall conduct a full and fair review of each appealed claim and its denial. Unless the Stock Purchase-Savings Program Committee notifies the claimant that due to the nature of the benefit and other attendant circumstances he is entitled to a greater period of time within which to submit his request for review of a denied claim, the claimant shall have 60 days after he (or his authorized representative) receives written notice of denial of his claim within which such request must be submitted to the Stock Purchase-Savings Program Committee.

         13.6 Request for Review. The request for review of a denied claim must be made in writing In connection with making such request, the claimant or his authorized representative may:

         (1)        Review pertinent documents.

         (2)        Submit issues and comments in writing.

         13.7 Determination of Appeal. The decision of the Stock
Purchase-Savings Program Committee regarding the appeal shall be promptly given to the claimant in writing and shall normally be

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given no later than 60 days following the receipt of the request for review.
However, if special circumstances (for example, if the Stock Purchase-Savings Program Committee decides to hold a hearing on the appeal) require a further extension of time for processing, the decision shall be rendered as soon as possible, but no later than 120 days after receipt of the request for review. However, if the Stock Purchase-Savings Program Committee holds regularly scheduled meetings at least quarterly, a decision on review shall be made by no later than the date of the meeting which immediately follows the Plan's receipt of a request for review, unless the request is filed within 30 days preceding the date of such meeting. In such case, a decision may be made by no later than the date of the second meeting following the Plan's receipt of the request for review. If special circumstances (for example, if the Stock Purchase-Savings Program Committee decides to hold a hearing on the appeal) require a further extension of time for processing, the decision shall be rendered as soon as possible, but no later than the third meeting following the Plan's receipt of the request for review. If special circumstances require that the decision will be made beyond the initial time for furnishing the decision, written notice of the extension shall be furnished to the claimant (or his authorized representative) prior to the commencement of the extension. The decision on review shall be in writing and shall be furnished to the claimant or to his authorized representative within the appropriate time for the decision. If a decision on review is not furnished within the appropriate time, the claim shall be deemed to have been denied on appeal.

         13.8 Hearing. The Stock Purchase-Savings Program Committee may, in its sole discretion, decide to hold a hearing if it determines that a hearing is necessary or appropriate in order to make a full and fair review of the appealed claim.

         13.9 Decision. The decision on review shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent Plan provisions on which the decision is based.

         13.10 Exhaustion of Appeals. A Participant must exhaust his rights to file a claim and to request a review of the denial of his claim before bringing any civil action to recover benefits due to him under the terms of the Plan, to enforce his rights under the terms of the Plan, or to clarify his rights to future benefits under the terms of the Plan.

         13.11 Committee's Authority. The Stock Purchase-Savings Program Committee shall exercise its responsibility and authority under this claims procedure as a fiduciary and, in such capacity, shall have the discretionary authority and responsibility (1) to interpret and construe the Plan and any rules or regulations under the Plan, (2) to determine the eligibility of Employees to participate in the Plan, and the rights of Participants to receive benefits under the Plan, and (3) to make factual determinations in connection with any of the foregoing.

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


                                   ARTICLE XIV
                               GENERAL PROVISIONS

         14.1 No Right to Employment. Nothing in this Plan shall be deemed to give any person the right to remain in the employ of the Company, its subsidiaries or affiliates or affect the right of the Company to terminate any Participant's employment with or without cause.

         14.2 Withholding. Any amount required to be withheld under applicable Federal, state and local tax laws (including any amounts required to be withheld under Section 3121(v)) will be withheld in such manner as the Stock Purchase-Savings Program Committee will determine and any payment under the Plan will be reduced by the amount so withheld.

         14.3 Section 16. Notwithstanding anything in this Plan to the contrary, any Participant who is subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") shall not liquidate, transfer or dispose of any Stock Units credited to such Participant's Account under Article IV during the six-month period following the crediting of such Stock Units to such Participant's Account, nor shall any such Participant elect to make a Discretionary Transaction (as such term is defined in Rule 16b-3(b)(1) under the Exchange Act) within six months of the election of an "opposite way" (as such term is used for purposes of Section 16(b) of the Exchange Act) Discretionary Transaction under any Plan of the Company in which the Participant participates. Any provision hereof related to a credit, grant or award of Stock Units under this Plan to a Participant who is subject to the reporting requirements of Section 16(a) under the Exchange Act shall be interpreted, in the event of any ambiguity, such that the transaction or transactions relating thereto shall qualify for exemption from liability under Section 16(b) of such Act.

         14.4 Governing Law. This Plan shall be construed and administered in accordance with the laws of the State of North Carolina to the extent that such laws are not preempted by Federal law.



         This plan document has been executed on behalf of the Company this 31st day of December, 1996.


ATTEST:                                     DUKE POWER COMPANY



-------------------------------             ----------------------------------
Ellen T. Ruff                               W.H. Grigg
Secretary and Deputy General Counsel        Chairman of the Board and Chief
                                            Executive Officer

                               DUKE POWER COMPANY
                             EXECUTIVE SAVINGS PLAN


                                  SCHEDULE 2.20
                                 INCENTIVE PLANS


                  Duke Power Company Short-term Incentive Plan

                  Duke Power Company Long-term Incentive Plan

                  AEG Short-term Incentive Plan

                  AEG Annual Bonus Plan

                  Fluor Daniel EMT Plan

                  DCI Short-term Incentive Plan

                  DE&S Incentive Plan

                  INEL Incentive Plan

                  Duke Energy Incentive Plan

                  Duke Merchandising Profit Bonus Plan


                                       15